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                                                           EXHIBIT 23.(h)(ii)(c)

                                  AMENDMENT TO
                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT


         This Amendment dated as of August 16, 2001, is entered into by WT MUTUAL FUND (the "Fund") and PFPC INC. ("PFPC").

         WHEREAS, the Fund and PFPC entered into an Administration and Accounting Services Agreement dated as of November 1, 1999 (as amended, the "Agreement");

         WHEREAS, the Fund and PFPC wish to amend certain terms of the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

         I. The Agreement is hereby amended by inserting at the end of Section 8 the following paragraph which shall read as follows:

                  "Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed or otherwise made accessible by a party hereunder is for the specific purpose of permitting the other party to perform its duties as set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act."

         II. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.


IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.


WT MUTUAL FUND                                          PFPC INC.



By: /s/John R. Giles                                    By: /s/ Stephen M. Wynne
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